Exhibit 32.2

Section 1350 Certification of

the Chief Financial Officer

I, Michael Smith, the chief financial officer of Cobra Electronics Corporation, certify that (i) the Annual Report on Form 10-K of Cobra Electronics Corporation for the annual period ended December 31, 2006 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Cobra Electronics Corporation and its subsidiaries.

/s/ MICHAEL SMITH
Michael Smith
March 30, 2007